UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 22, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 22, 2013, Hornbeck Offshore Transportation, LLC, or HOT, a wholly-owned subsidiary of Hornbeck Offshore Services, Inc., or the Company, entered into an asset purchase agreement, or the Purchase Agreement, with Genesis Marine, LLC, or Genesis Marine, whereby HOT will sell substantially all of the assets and business of its Downstream segment’s tug and tank barge fleet to Genesis Marine for $230 million in cash. Upon execution of the Purchase Agreement, Genesis Marine posted a $23 million deposit. The Company expects to use the after-tax proceeds from this transaction for general corporate purposes, which may include retirement of debt or funding for the acquisition, construction or retrofit of vessels. The Downstream vessels to be sold to Genesis are comprised of Hornbeck’s active fleet of nine ocean-going tugs and nine double-hulled tank barges.

The transaction is subject to customary closing conditions and regulatory clearances, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and is anticipated to close by the end of the third quarter of 2013. In the event that one or more vessels suffer a total loss or other qualified loss prior to closing, any such vessel may be removed from the transaction (with a proportional reduction to the total purchase price) or, with respect to any such vessels that are not a total loss, the closing with regard to any such vessel may be delayed until such vessel has been repaired.

Under the terms of the Purchase Agreement, Genesis Marine and affiliates of the Company also plan to enter into transition service agreements at closing in order to ensure a smooth transition of operations and services for both employees and customers. In connection with the transaction, the Company and Genesis both intend to make competing employment offers to the current employees of the Downstream segment.

In connection with the execution of the Purchase Agreement, the Company entered into a guaranty agreement whereby it agreed to guarantee the performance of the obligations of HOT and certain of its affiliates under the Purchase Agreement and the other agreements contemplated thereby. Similarly, Genesis Energy, L.P., the parent company of Genesis Marine, entered into a guaranty agreement whereby it agreed to guarantee the performance of the obligations of Genesis and certain of its affiliates under the Purchase Agreement and the other agreements contemplated thereby.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Purchase Agreement itself, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01 – Other Events

On July 22, 2013, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement dated as of July 22, 2013, between Hornbeck Offshore Transportation, LLC and Genesis Marine, LLC.*

99.1	Press Release, dated July 22, 2013.

* Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: July 25, 2013	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

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